Exhibit 10.11

BUSINESS LOAN AND SECURITY AGREEMENT

THE FOLLOWING TERMS AND CONDITIONS, INCLUDING THE ARBITRATION PROVISION SET FORTH IN PARAGRAPH 32, GOVERN THIS AGREEMENT.

THIS BUSINESS LOAN AND SECURITY AGREEMENT (“Agreement”) is entered into between SMALL BUSINESS FINANCIAL SOLUTIONS, LLC, a Delaware limited liability company (“Lender”), and BORROWER as identified below (“Borrower”).

Borrower:	APPLIED MINERALS, INC.
Type of Entity (check one):	☒ Corp.	☐ Sole Proprietorship	☐ Limited Liability Company	☐ Other
Amount of Loan:	$125,000.00
Funds Provided to Borrower (amount of loan less fees):	$125,000.00 (less any current balance)
Payment Schedule:

79 payments of $2,025.32 due on Monday of each week (each a “Designated Payment Day”). In the event that a Designated Payment Day occurs on a day that (i) the depository bank designated by Borrower in the Authorization for Direct Deposit and Payment (ACH); or (ii) Lender’s ACH processor is not open for business, such payment shall be due on the next day such bank and ACH processor are open for business.

Total Payback Amount (“Amount Owed”):	$160,000.00	plus any default fees or charges, if any
Total Dollar Amount Loan Will Cost:	$35,000.00
Fees:	Origination Fee: $0.00 Processing Fee: $0.00 See Agreement for any additional fees.

NOW, THEREFORE, Borrower and Lender hereby agree as follows:

1.       INTRODUCTION. This Business Loan and Security Agreement (“Agreement”) governs Borrower’s business loan (“Loan”) from Lender that Borrower applied for by submitting the application (“Application”) to Lender. In this Agreement, the word “Borrower” means each individual and/or entity that signs this Agreement (or any addendum or amendment hereto) or on whose behalf this Agreement is signed and the word “Lender” means Small Business Financial Solutions, LLC. “Parties” shall mean all entities and/or individuals that sign this

Agreement.

2.       EFFECTIVE DATE. The Effective Date of this Agreement is the date on which all items identified in paragraph 4 below (Disbursement of Loan Proceeds) have been satisfied and Lender has disbursed the loan proceeds to Borrower. Borrower understands and agrees that Lender may postpone, without penalty, the disbursement of amounts to Borrower until all required security interests have been perfected, Lender has received all required personal guarantees or other documentation, and at least one payment on the loan has been processed and cleared by Lender. In lieu of a signature, Lender shall be deemed to have accepted the terms of this Agreement upon the disbursement of the loan proceeds to Borrower.

3.       LOAN FOR COMMERCIAL PURPOSES ONLY. The proceeds of the requested Loan may be used for business purposes only. Borrower shall not use any Loan proceeds for personal, family or household purposes. Borrower understands that Borrower’s agreement not to use the Loan proceeds for personal, family or household purposes means that certain important duties imposed upon entities making loans for consumer purposes, and certain important rights conferred upon consumers, pursuant to federal or state law will not apply to the Loan or this Agreement. Borrower agrees that a breach by Borrower of the provisions of this section will not affect Lender’s right to: (i) enforce Borrower’s promise to pay for all amounts owed under this Agreement, regardless of the purpose for which the Loan is in fact obtained; or (ii) use any remedy legally available to Lender, even if that remedy would not have been available had the Loan been made for consumer purposes.

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4.       DISBURSEMENT OF LOAN PROCEEDS. If Borrower applied and was approved for a Loan by Lender, Borrower’s Loan will be disbursed after Borrower signs this Agreement, Lender files the appropriate security interest filings, Lender approves the Loan, and Lender processes at least one payment by Borrower through an electronic debit to Borrower’s bank account. On the first Designated Payment Day following the Effective Date, Lender shall debit, as provided below, a pro rata payment amount based on the number of business days since the Effective Date, such calculation shall include the day of the Effective Date. For example, if the first Designated Payment Day occurs on the same day as the Effective Date, Lender shall debit a payment of one fifth of the amount due on a Designated Payment Day; if the first Designated Payment Day occurs on the next business day following the Effective Date, Lender shall debit a payment of two fifths of the amount due on a Designated Payment Day, etc. All payment amounts due after the first Designated Payment Day shall be due in accordance with the Payment Schedule stated above. Borrower may request to change the Designated Payment Day by mailing a written request to Lender at Small Business Financial Solutions, LLC, 4500 East West Highway, 6th Floor, Bethesda MD, 20814, attention: Customer Service. Lender may grant or deny such request in its sole discretion.

5.       RIGHT TO CANCEL. Borrower may cancel this transaction at any time prior to midnight of the fifth business day after Lender disburses the loan proceeds to Borrower. In order to cancel the transaction, Borrower must return the full amount of the loan proceeds to Lender within five days of receipt of such proceeds.

6.       PROMISE TO PAY. Borrower agrees to pay Lender the Amount of Loan (as identified above) in accordance with the Payment Schedule stated above. Borrower authorizes Lender to collect required payments through electronic debits (“ACH”) as provided in paragraph 42 below.

7.       ALTERNATIVE PAYMENT METHODS. If Borrower knows that for any reason Lender will be unable to process an ACH payment, Borrower must promptly mail or deliver a check to Lender in the amount of the missed payment or, if offered by Lender, make the missed payment by any pay-by-phone or on-line service that Lender may make available from time to time. If Borrower elects to send payments by postal mail, Borrower agrees to send such payments to Small Business Financial Solutions, LLC, 4500 East West Highway, 6th Floor, Bethesda MD, 20814, Attn: Accounting. All such payments must be made in good funds by check, money order, wire transfer, automatic transfer from an account at an institution offering such service, or other instrument in U.S. Dollars. Borrower understands and agrees that payments made at any other address than as specified herein may result in a delay in processing and/or crediting. If Borrower makes an alternative payment on Borrower’s Loan by mail or by any pay-by-phone or on-line service that Lender makes available, Lender may treat such payment as an additional payment and continue to process Borrower’s scheduled ACHs.

8.       APPLICATION OF PAYMENTS. Subject to applicable law, Lender reserves the right to apply payments to Borrower’s Loan in any manner Lender chooses in Lender’s sole discretion.

9.       POSTDATED CHECKS, RESTRICTED ENDORSEMENT CHECKS AND OTHER DISPUTED OR QUALIFIED PAYMENTS. Lender can accept late, postdated or partial payments without losing any of Lender’s rights under this Agreement. (A postdated check is a check dated later than the day it was actually presented for payment.) Lender is under no obligation to hold a postdated check and Lender reserves the right to process every item presented as if dated the same date received by Lender unless Borrower gives Lender adequate notice and a reasonable opportunity to act on it. Except where such notice and opportunity is given, Borrower may not hold Lender liable for depositing any postdated check. Borrower agrees not to send Lender partial payments marked “paid in full,” “without recourse,” or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Agreement. All notices and written communications concerning postdated checks, restricted endorsement checks (including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount) or any other disputed, nonconforming or qualified payments, must be mailed or delivered to Small Business Financial Solutions, LLC, 4500 East West Highway, 6th Floor, Bethesda MD, 20814, Attn: C.E.O.

10.       PREPAYMENT. Borrower may prepay Borrower’s Loan in whole by paying Lender the sum total of the payments described in the payment schedule set forth above less the amount of any Loan payments made prior to such prepayment. There is no discount or rebate for prepayments. Any prepayment will not reduce the total amount owed.

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11.       SECURITY INTEREST. Borrower hereby grants to Lender, the secured party hereunder, a continuing security interest in and to any and all “Collateral” as described below to secure payment and performance of all debts, liabilities and obligations of Borrower to Lender hereunder and also any and all other debts, liabilities and obligations of Borrower to Lender of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, whether or not such obligations are related to the Loan described in this Agreement, by class, or kind, or whether or not contemplated by the Parties at the time of the granting of this security interest, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, and includes obligations to perform acts and refrain from taking action as well as obligations to pay money including, without limitation, all interest, other fees and expenses (all hereinafter called “Obligations”). The Collateral includes the following property that Borrower now owns or shall acquire or create immediately upon the acquisition or creation thereof: (i) any and all amounts owing to Borrower now or in the future from any merchant processor(s) for charges made by customers of Borrower via any payment card devices (i.e. credit card, debit card, charge card, etc.); and (ii) all other tangible and intangible personal property, including, but not limited to: (a) inventory, (b) equipment, (c) investment property, including certificated and uncertificated securities, securities accounts, security entitlements, commodity contracts and commodity accounts, (d) instruments, including promissory notes (e) chattel paper, including tangible chattel paper and electronic chattel paper, (f) documents, (g) letter of credit rights, (h) accounts, including health-care insurance receivables and credit card receivables, (i) deposit accounts, (j) commercial tort claims, (k) general intangibles, including payment intangibles and software and (l) as-extracted collateral as such terms may from time to time be defined in the Uniform Commercial Code. The security interest Borrower grants includes all accessions, attachments, accessories, parts, supplies and replacements for the Collateral, all products, proceeds and collections thereof and all records and data relating thereto. Lender disclaims any security interest in household goods in which Lender is forbidden by law from taking a security interest.

12.       PROTECTING THE SECURITY INTEREST. Borrower agrees that Lender may file any financing statement, lien entry form or other document Lender requires in order to perfect, amend or continue Lender’s security interest in the Collateral and Borrower agrees to cooperate with Lender as may be necessary to accomplish said filing and to do whatever Lender deems necessary to protect Lender’s security interest in the Collateral.

13.       LOCATION OF COLLATERAL; TRANSACTIONS INVOLVING COLLATERAL. Unless Lender has agreed otherwise in writing, Borrower agrees and warrants that: (i) all Collateral (or records of the Collateral in the case of accounts, chattel paper and general intangibles) shall be located at Borrower's address as shown in the Application, (ii) except for inventory sold or accounts collected in the ordinary course of Borrower's business, Borrower shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral, (iii) no one else has any interest in or claim against the Collateral that Borrower has not already told Lender about, (iv) Borrower shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance or charge, other than the security interest provided for in this Agreement and/or the merchant processing agreement; and (v) Borrower shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral for less than the fair market value thereof. Borrower shall defend Lender’s rights in the Collateral against the claims and demands of all other persons. All proceeds from any unauthorized disposition of the Collateral shall be held in trust for Lender, shall not be co-mingled with any other funds and shall immediately be delivered to Lender. This requirement, however, does not constitute consent by Lender to any such disposition.

14.       TAXES, ASSESSMENTS AND LIENS. Borrower will complete and file all necessary federal, state and local tax returns and will pay when due all taxes, assessments, levies and liens upon the Collateral and provide evidence of such payments to Lender upon request.

15.       INSURANCE. Borrower shall procure and maintain insurance on its business and with respect to the Collateral, in form, amounts and coverage consistent with Borrower’s business operation. Borrower must name Lender as loss payee. If Borrower at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may obtain such insurance as Lender deems appropriate. Borrower shall promptly notify Lender of any loss of or damage to the Collateral.

16.       REPAIRS AND MAINTENANCE. Borrower agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect. Borrower further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral.

17.       INSPECTION OF COLLATERAL. Lender and Lender’s designated representatives and agents shall have the right at all reasonable times to examine and inspect the Collateral wherever located.

18.       LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any related documents, including but not limited to Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any related documents, Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. To the extent permitted by applicable law, all such expenses will become a part of the amount owed to Lender by Borrower and, at Lender’s option, will: (i) be payable on demand; (ii) be added to the balance of the Loan and be apportioned among and be payable with any installment payments to become due during either (a) the term of any applicable insurance policy or (b) the remaining term of the Loan; or (iii) be treated as a balloon payment that will be due and payable at the Loan’s maturity. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon an Event of Default.

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19.       BORROWER'S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that: (i) Borrower will comply with all laws, statutes, regulations and ordinances pertaining to the conduct of Borrower’s business and promises to hold Lender harmless from any damages, liabilities, costs, expenses (including attorneys’ fees) or other harm arising out of any violation thereof; (ii) Borrower’s principal executive office and the office where Borrower keeps its records concerning its accounts, contract rights and other property, is that shown in the Application; (iii) Borrower is duly organized, licensed, validly existing and in good standing under the laws of its state of formation and shall hereafter remain in good standing in that state, and is duly qualified, licensed and in good standing in every other state in which it is doing business, and shall hereafter remain duly qualified, licensed and in good standing in every other state in which it is doing business, and shall hereafter remain duly qualified, licensed and in good standing in every other state in which the failure to qualify or become licensed could have a material adverse effect on the financial condition, business or operations of Borrower; (iv) the exact legal name of the Borrower is set forth in the Application; (v) the execution, delivery and performance of this Agreement, the Application and any other document executed in connection herewith, are within Borrower’s powers, have been duly authorized, are not in contravention of law or the terms of Borrower’s charter, by-laws or other organization papers, or of any indenture, agreement or undertaking to which Borrower is a party; (vi) all organization papers and all amendments thereto of Borrower have been duly filed and are in proper order and any capital stock issued by Borrower and outstanding was and is properly issued and all books and records of Borrower are accurate and up to date and will be so maintained; (vii) Borrower (a) is subject to no charter, corporate or other legal restriction, or any judgment, award, decree, order, governmental rule or regulation or contractual restriction that could have a material adverse effect on its financial condition, business or prospects, and (b) is in compliance with its organization documents and by-laws, all contractual requirements by which it may be bound and all applicable laws, rules and regulations other than laws, rules or regulations the validity or applicability of which it is contesting in good faith or provisions of any of the foregoing the failure to comply with which cannot reasonably be expected to materially adversely affect its financial condition, business or prospects or the value of the Collateral; and (viii) there is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened against or affecting it or any of its assets before or by any court or other governmental authority which, if determined adversely to it, would have a material adverse effect on its financial condition, business or prospects or the value of the Collateral.

20.       FEES. In addition to any other fees described in the Agreement, Borrower agrees to pay the following fees:

A.

Origination Fee: A one-time Origination Fee in the amount set forth above. Borrower agrees that this fee will be immediately deducted from the proceeds of Borrower’s Loan at the time the proceeds are distributed to Borrower.

B.

Returned Payment Charge: A Returned Payment Charge in the amount of $15 (or such lesser amount if required by law) if any payment processed on Borrower’s Loan is returned unpaid or dishonored for any reason or if any ACH is rejected.

C.

Processing Fee: A one-time Processing Fee in the amount set forth above. Borrower agrees that this fee will be immediately deducted from the proceeds of Borrower’s Loan at the time the proceeds are distributed to Borrower.

21.       INTEREST AND FEE REFUNDS. If the Loan is subject to a law that sets maximum charges, and that law is finally interpreted by a court of law so that the fees collected or to be collected in connection with this Agreement exceed the permitted limits, then: (i) any such charge will be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from Borrower that exceed the permitted limits will be applied to principal repayment and any remaining funds shall be refunded or credited to Borrower.

22.       FINANCIAL INFORMATION AND REEVALUATION OF CREDIT. Borrower and each Guarantor authorize Lender to obtain business and personal credit bureau reports in Borrower’s and Guarantor’s name, respectively, at any time and from time to time for purposes of deciding whether to approve the requested Loan or for any update, renewal, extension of credit, or for evaluating the qualification of Borrower for other products of Lender or Affiliated Entities (as defined below) and for any other lawful purpose. Upon Borrower’s or any Guarantor’s request, Lender will advise Borrower or Guarantor if Lender obtained a credit report and Lender will give Borrower or Guarantor the credit bureau’s name and address. Borrower and each Guarantor agree to submit current financial information, a new application, or both, in Borrower’s name and in the name of each Guarantor, respectively, at any time promptly upon Lender’s request. Borrower authorizes Lender to act as Borrower’s agent for purposes of accessing and retrieving transaction history information regarding Borrower from Borrower’s merchant processor(s). Borrower and each Guarantor also authorize Lender to act as an agent for purposes of accessing and retrieving account activity and account balance information from any bank accounts of Borrower or Guarantor(s). Lender may report Lender’s credit experiences with Borrower and any Guarantor to third parties as permitted by law. Borrower also agrees that Lender may release information to comply with governmental reporting or legal process that Lender believes may be required, whether or not such is in fact required, or when necessary or helpful in completing a transaction, or when investigating a loss or potential loss. Borrower is hereby notified that a negative credit report reflecting on Borrower’s credit record may be submitted to a credit reporting agency if Borrower fails to fulfill the terms of Borrower’s credit obligations hereunder.

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23.       ATTORNEYS’ FEES AND COLLECTION COSTS. In the event Borrower defaults, Lender shall be entitled to recover from Borrower and Guarantors all costs of collection, including reasonable attorney’s fees and third party collection costs. Any Party that files a Claim against another Party as permitted in paragraphs 29 through 32 herein and prevails on the Claim shall be entitled to collect all court or arbitration costs and reasonable attorney’s fees incurred in pursuing the Claim but in no event shall attorney’s fees exceed 15% of the amount of the damages awarded by the court or arbitrator regardless of the amount of attorney’s fees actually incurred by the Party. If no monetary damages are awarded, no attorney’s fees or costs shall be awarded. If a Party files a Claim against another Party and the Claim is dismissed or the defending Party prevails in the matter, the Party filing the Claim shall pay the defending Party’s reasonable attorney’s fees and costs incurred in the defending the matter, whether in court or arbitration.

24.       BORROWER’S REPORTS. Promptly upon Lender’s written request, Borrower and each Guarantor agrees to provide Lender with such information about the financial condition and operations of Borrower or any Guarantor, as Lender may, from time to time, reasonably request. Borrower also agrees promptly upon becoming aware of any Event of Default, or the occurrence or existence of an event which, with the passage of time or the giving of notice or both, would constitute an Event of Default hereunder, to provide notice thereof to Lender in writing.

25.       MERGERS, CONSOLIDATIONS OR SALES. Borrower represents and agrees that Borrower will not: (i) merge or consolidate with or into any other business entity; or (ii) sell its assets or enter into any joint venture or partnership with any person, firm or corporation.

26.       CHANGE IN LEGAL STATUS. Borrower represents and agrees that Borrower will not: (i) change its name, its place of business, chief executive office, its mailing address or organizational identification number if it has one; or (ii) change its type of organization, jurisdiction of organization or other legal structure. If Borrower does not have an organizational identification number issued by the Internal Revenue Service and later obtains one, Borrower shall forthwith notify Lender of such organizational identification number.

27.       DEFAULT. To the extent not prohibited by applicable law, the occurrence of any one or more of the following events (herein, “Events of Default”) shall constitute, without notice or demand, a default under this Agreement and all other agreements between Lender and Borrower and instruments and papers given Lender by Borrower, whether such agreements, instruments, or papers now exist or hereafter arise: (i) Lender is unable to collect any ACH due and/or, Borrower fails to pay any amount due on the date due; (ii) Borrower fails to comply with, promptly, punctually and faithfully perform or observe any term, condition or promise within this Agreement; (iii) the determination by Lender that any representations or warranties now or hereafter made by Borrower to Lender, in any documents, instrument, agreement, or paper was not true or accurate when given; (iv) the occurrence of any event such that any indebtedness of Borrower from any lender other than Lender could be accelerated, notwithstanding that such acceleration has not taken place; (v) the occurrence of any event that would cause a lien creditor, as that term is defined in the Uniform Commercial Code, to take priority over the Loan made by Lender; (vi) a filing against or relating to Borrower of (a) a federal tax lien in favor of the United States of America or any political subdivision of the United States of America, or (b) a state tax lien in favor of any state of the United States of America or any political subdivision of any such state; (vii) the occurrence of any event of default under any agreement between Lender and Borrower or instrument or paper given Lender by Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that Lender may not have exercised its rights upon default under any such other agreement, instrument or paper); (viii) any act by, against, or relating to Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee or other person, pursuant to court action or otherwise, over all, or any part of Borrower’s property; (ix) the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for Borrower; (x) the failure by Borrower to generally pay the debts of Borrower as they mature; (xi) the entry of any judgment against Borrower, which judgment is not satisfied or appealed from (with execution or similar process stayed) within 15 days of its entry; (xii) any act by or against, or relating to Borrower or its assets pursuant to which any creditor of Borrower seeks to reclaim or repossess or reclaims or repossesses all or a portion of Borrower’s assets; (xiii) the termination of existence, dissolution or liquidation of Borrower or the ceasing to carry on actively any substantial part of Borrower’s current business; (xiv) the sale by Borrower of its account receivables or future account receivables after the Effective Date to any person or entity without Lender’s written consent; or (xv) Borrower entering into any financing agreement wherein and whereby the repayment terms of the agreement require Borrower to make daily or weekly payments.

28.       RIGHTS AND REMEDIES UPON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender may exercise any one or more of the following rights and remedies:

A. Accelerate Indebtedness: Lender may declare the entire amount owed immediately due and payable, without notice of any kind to Borrower.

B. Assemble Collateral: Lender may require Borrower to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter, provided Lender does so without a breach of the peace or a trespass, upon the property of Borrower to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Borrower agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Borrower after repossession.

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 C.       Sell the Collateral: Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender's own name or that of Borrower. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Borrower, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. However, no notice need be provided to any person who, after an Event of Default occurs, enters into and authenticates an agreement waiving that person's right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least 10 days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Obligations secured by this Agreement. To the extent permitted by applicable law, all such expenses will become a part of the amount owed and, at Lender’s option, will: (i) be payable on demand; (ii) be added to the balance of the Loan and be apportioned among and be payable with any installment payments to become due during either (a) be added to the term of any applicable insurance policy; or (iii) be treated as a balloon payment that will be due and payable at the Loan’s maturity.

D.       Appoint Receiver: Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Obligations. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the amount owed by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

E.       Obtain Deficiency: If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Borrower for any deficiency remaining on the amount due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Borrower shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

F.       Other Rights and Remedies: Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity or otherwise.

G.       Election of Remedies: Except as may be prohibited by applicable law, all of Lender’s rights and remedies, whether evidenced by this Agreement, any related documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower under the Agreement, after Borrower’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.

29. GOVERNING LAW, CONSENT TO JURISDICTION AND VENUE. (a) The Parties hereby agree that this Agreement is made, accepted and performed in Maryland, which is Lender’s principal place of business. Except as provided in paragraph 29(b) herein, this Agreement, all transactions it contemplates, the entire relationship between the Parties, and all Claims (as defined in paragraph 30 below), whether such Claims are based in tort, contract or arise under statute or in equity, including all Claims involving an Affiliated Entity of Lender, shall be governed by and enforced in accordance with: (i) the laws of the State of Maryland without regard to principles of conflicts of laws that would require the application of any other law; and (ii) federal law for the limited purpose of the Arbitration Agreement (paragraph 31 below). Affiliated Entity means and includes: (i) any entity or person that at any time has owned or controlled Lender or any entity that at any time has been owned or controlled by Lender; (ii) any predecessor or successor entities of Lender; (iii) any entity or person who at any time owns or holds an equity or security interest in the Loan and the interest was granted by Lender; and (iv) all officers, directors, owners and employees of Lender, its parent company or any Affiliated Entity. (b) If the Amount of Loan is for less than Fifteen Thousand Dollars ($15,000.00) and Borrower is a limited liability company, partnership, sole proprietorship or any other type of entity other than a corporation, the law of the state where the Borrower has its principal place of business (without giving effect to its conflict of laws principles) shall govern all matters arising out of or relating to the rates and fees for Borrower’s Loan; and all other matters arising out of or relating to this Agreement (including without limitation, its interpretation, construction, performance, and enforcement) shall be governed by paragraph 29(a) above.

30. DISPUTES: Any claim, dispute or controversy between any of the Parties or between any of the Parties and an Affiliated Entity arising from or relating in any way to the relationship between the Parties, including any relationship with an Affiliated Entity, whether such claims are based in tort, contract, or arise under statute or in equity (referred to herein as “Claim” or “Claims”), shall be resolved only as provided in this Agreement. Claim includes but is not limited to: any disputes regarding or relating to this Agreement, whether during the term of or following the termination of this Agreement, or the Application provided in connection with this transaction; any alleged violation of state or federal law; any communication, solicitation or advertising materials; any activities relating to the maintenance or servicing of the transaction; any disputes arising from any collection activity related to a breach or alleged breach of this Agreement; any disputes regarding information obtained by Lender from, or reported by Lender to, Borrower, credit bureaus or others; and any disputes resulting from or relating to, in any way, any previous relationship, agreement or contract between the Parties or Borrower and an Affiliated Entity including but not limited to an agreement under which Borrower obtained a loan from Lender or an Affiliated Entity. ALL CLAIMS MUST BE RESOLVED BY BINDING ARBITRATION AS PROVIDED IN PARAGRAPH 32 BELOW OR IF NO PARTY ELECTS ARBITRATION, BY A COURT AS PROVIDED IN PARAGRAPH 31 BELOW. The Parties hereby agree that this provision amends and supersedes any provision in a previous agreement entered into between the Parties or between Borrower and an Affiliated Entity regardless of whether the previous agreement has been satisfied, terminated or is in default. Accordingly, any Claims between the Parties or made against or by an Affiliated Entity shall no longer be governed by the dispute resolution provisions contained in a previous agreement but shall be governed by paragraph 23 and paragraphs 29 through 32 of this Agreement; provided, however, that any changes this provision makes to previous agreements between the Parties or made against or by an Affiliated Entity shall not apply in any litigation, arbitration or other proceeding commenced before the date of this Agreement.

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31. Litigation: If a Claim is filed in court, the Claim must be filed in Montgomery County, Maryland and the Parties hereby agree that the exclusive venue for all Claims filed in court shall be in Montgomery County, Maryland. No court action may be brought in any other state or jurisdiction except as necessary to enforce a valid security interest or enforce a judgment entered in Maryland. The Parties hereby waive any claim against or objection to the in personam jurisdiction and venue in the courts of Montgomery County, Maryland.

If Borrower’s principal place of business is located within California as of the Effective Date, in addition to the venue above, a Claim may also be brought in the appropriate California court for the county where Borrower maintains its principal place of business.

NO CLAIM FILED IN COURT WILL BE HEARD BY A JURY AND ANY CLAIM WILL TAKE PLACE ON AN INDIVIDUAL BASIS; CLASS ACTIONS ARE NOT PERMITTED. NO COURT MAY ORDER, PERMIT OR CERTIFY A CLASS ACTION, REPRESENTATIVE ACTION, PRIVATE ATTORNEY-GENERAL LITIGATION OR CONSOLIDATED ACTION. NO COURT MAY ORDER OR PERMIT A JOINDER OF PARTIES, UNLESS BOTH BORROWER AND LENDER CONSENT TO SUCH JOINDER IN WRITING.

32. ARBITRATION: Any Party may elect to resolve any Claim by neutral, binding arbitration. An election to arbitrate a Claim may be made by any Party instead of filing an action in court or in response to a claim, counterclaim or cross claim filed in court by any other Party. If a Party requests arbitration, all Claims (including counterclaims and cross claims) any Party may have against any other Party or Affiliated Entity, whether such Claims are deemed to be compulsory or permissive in law, shall be submitted to binding arbitration pursuant to this paragraph 32 (referred to herein as the “Arbitration Agreement”). The failure to bring such a Claim is a waiver of, and bars, the bringing of such a Claim in any subsequent arbitration or court action. Any arbitration hearing that requires the attendance of the Parties shall take place in the federal judicial district where Borrower resides or, if agreed to between the Parties, by telephone. The Party initiating the arbitration proceeding may select from the following arbitration administrators, which will apply the appropriate rules for commercial disputes in effect at the time the Claim is filed with the arbitration organization (“Arbitration Rules”): the American Arbitration Association (“AAA”), JAMS or any other organization the Parties agree to in writing. If neither AAA nor JAMS is able or willing to serve as the arbitration administrator and the Parties are unable to agree on an alternative administrator or arbitrator(s), then a court of competent jurisdiction will appoint an administrator or arbitrator(s). For information on arbitration fees and costs, a copy of the Arbitration Rules, or to file a claim contact AAA at 335 Madison Avenue, Floor 10, New York, New York 10017-4605, www.adr.org (phone 1-800-778-7879) or JAMS at 620 Eighth Ave., Floor 34, New York, NY 10018, www.jamsadr.com (phone 1-800-352-5267). In the event of a conflict between the Arbitration Rules and this Arbitration Agreement, this Arbitration Agreement shall govern. Judgment upon any arbitration award may be entered in any court with jurisdiction and may be enforced by any court having jurisdiction over that judgment. If a Party elects arbitration and the other Party refuses to arbitrate, the Party electing arbitration may seek a court order enforcing this Arbitration Agreement. In that event, the court shall determine any issues regarding enforceability of this Arbitration Agreement, including the validity and effect of the class action waiver (set forth below), but all other issues shall be decided by the arbitrator. All statutes of limitation that otherwise would apply to an action brought in court will apply in arbitration. NO CLAIM SUBMITTED TO ARBITRATION WILL BE HEARD BY A JURY AND ANY ARBITRATION UNDER THIS AGREEMENT WILL TAKE PLACE ON AN INDIVIDUAL BASIS; CLASS ARBITRATIONS AND CLASS ACTIONS ARE NOT PERMITTED. NO ARBITRATOR MAY ORDER, PERMIT OR CERTIFY A CLASS ACTION, REPRESENTATIVE ACTION, PRIVATE ATTORNEY-GENERAL LITIGATION OR CONSOLIDATED ARBITRATION. NO ARBITRATOR MAY ORDER OR PERMIT A JOINDER OF PARTIES, UNLESS BOTH BORROWER AND LENDER CONSENT TO SUCH JOINDER IN WRITING. THIS ARBITRATION AGREEMENT SHALL SURVIVE TERMINATION OF THIS AGREEMENT.

The transaction(s) governed by this Agreement involves interstate commerce and the Parties agree that arbitration shall be governed by the Federal Arbitration Act (9 U.S.C. § 1 et. seq.) and the Arbitration Rules and not by any state law concerning arbitration. The arbitrator will be required to follow relevant law and applicable judicial precedent to arrive at a decision and shall be empowered to grant whatever relief would be available in court. The cost of any arbitration proceeding shall be divided as follows: (i) if a Party other than Lender or an Affiliated Entity initiates arbitration and the damages claimed are less than $25,000 or Lender or an Affiliated Entity initiate arbitration, Lender shall pay all arbitration fees and costs; (ii) if anyone other than Lender or an Affiliated Entity initiates arbitration and the damages claimed are $25,000 or more, the parties to the arbitration shall split the fees and costs for arbitration equally. Notwithstanding the foregoing, if a Party other than Lender believes the applicable cost of arbitration may be too burdensome, that Party may seek a waiver of costs under the applicable Arbitration Rules. If such a request is made but denied by the arbitration organization, Lender will consider a written request to either advance or pay all or part of the costs. If arbitration is elected, each Party shall be responsible for its own attorney, witness and consulting fees provided the prevailing Party may seek reimbursement of attorney fees and arbitration costs if they prevail as provided in paragraph 23 above. If any part of this Arbitration Agreement, other than waivers of class action rights, is deemed or found to be unenforceable for any reason, the rest shall remain enforceable. If the waiver of class action rights is deemed or found to be unenforceable for any reason in a case in which class action allegations have been made, the remainder of this Arbitration Agreement shall be unenforceable.

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If any Party does not want this Arbitration Agreement to apply, they may reject it by mailing a written rejection notice to Lender at Small Business Financial Solutions, LLC, 4500 East West Highway, 6th Floor, Bethesda MD, 20814, attention: General Counsel. The rejection notice must state that the Party is rejecting the Arbitration Agreement and must include the Borrower’s legal name, the date of this Agreement, and the amount of the loan. A rejection notice is effective only if it is: (i) signed by Borrower and all individuals affiliated with Borrower that sign this Agreement; and (ii) postmarked 45 days or less after the date of this Agreement (the date is set forth on the first page). The rejection of this Arbitration Agreement will not affect any other provision of this Agreement. If a Party does not reject this arbitration clause as required herein, it will be effective as of the date of this Agreement.

33. ASSIGNMENT. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the Parties hereto; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender’s prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Lender’s rights and benefits hereunder. In connection with any assignment or participation, Lender may disclose all documents and information that Lender now or hereafter may have relating to Borrower or Borrower’s business.

34. INTERPRETATION. Paragraph and section headings used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all Parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all Parties hereto.

This Agreement is not intended to be a "transferable record" as defined in the Uniform Electronic Transactions Act or any similar state law. The one, true original is retained electronically by Lender and all other versions thereof, whether electronic or in tangible format, constitute facsimiles or reproductions only. This Agreement is not a promissory note or other “instrument” (as such term is defined in Article 9 of the Uniform Commercial Code). The delivery or possession of this Agreement shall not be effective to transfer any interest in the Lender’s rights under this Agreement or to create or affect any priority of any interest in the Lender’s rights under this Agreement over any other interest in the Lender’s rights under this Agreement.

35. SEVERABILITY. If one or more provisions of this Agreement (or the application thereof) is determined invalid, illegal or unenforceable in any respect in any jurisdiction, the same shall not invalidate or render illegal or unenforceable such provision (or its application) in any other jurisdiction or any other provision of this Agreement (or its application).

36. NOTICES. Except as otherwise provided in this Agreement, notice under this Agreement must be in writing. Notices will be deemed given when deposited in the U.S. mail, postage prepaid, first class mail; when delivered in person; or when sent by registered mail; by certified mail; or by nationally recognized overnight courier. Notice to Borrower will be sent to Borrower’s last known address in Lender’s records for this Loan. Notice to Lender may be sent to: Small Business Financial Solutions, LLC, 4500 East West Highway, 6th Floor, Bethesda MD, 20814.

37. RECORDKEEPING REQUIREMENTS. Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices or any other paper delivered to Lender by Borrower in connection with this Agreement or any other agreement for more than four months after receipt of the same by Lender except as required by applicable statute or regulation. At Lender’s request, Borrower shall deliver to Lender: (i) schedules of accounts and general intangibles; and (ii) such other information regarding the Collateral as Lender shall request. Lender, or any of its agents, shall have the right to call at Borrower’s place or places of business at intervals to be determined by Lender, and without hindrance or delay, to inspect, audit, check, and make extracts from any copies of the books, records, journals, orders, receipts, correspondence that relate to Borrower’s accounts and Collateral or other transactions between the parties thereto and the general financial condition of Borrower and Lender may remove any of such records temporarily for the purpose of having copies made thereof.

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38. MONITORING, RECORDING AND ELECTRONIC COMMUNICATIONS. Lender may choose to monitor and/or record telephone calls with Borrower and its owners, employees or agents. These calls are monitored and/or recorded solely for evaluation by supervisors, training, monitoring for compliance purposes, collections, and quality control. By signing this Agreement, Borrower and the Guarantor(s) agree that any call between Lender and Borrower or a representative of Borrower or the Guarantor(s) may be monitored and/or recorded for these purposes. Borrower and the Guarantor(s) further agree that: (i) they have an established business relationship with Lender and may be contacted from time to time regarding transactions with Lender by telephone, text message or email; (ii) such contacts are not considered unsolicited or inconvenient; and (iii) any such contact may be made using any wireless, mobile cellular or other number Borrower or its representative or the Guarantor(s) give Lender, using any e-mail address Borrower or its representative or the Guarantor(s) give Lender, or using an automated dialing and announcing or similar device, unless prohibited by law. This authorization is binding upon Borrower or the Guarantor(s) upon signing this Agreement and shall not be deemed withdrawn or revoked should Lender determine not to proceed with the transaction.

The authorization provided in this section 38 may be revoked by mailing a written revocation notice to Lender at Small Business Financial Solutions, LLC, 4500 East West Highway, 6th Floor, Bethesda MD, 20814, attention: General Counsel. The revocation notice must state that the Party is revoking the authorization provided in this Section 38 and must include the Borrower’s legal name, the name(s) of the Party to which the revocation applies and the date of this Agreement. A revocation notice is effective only if it is signed by the Party to which the revocation applies.

39. ENTIRE AGREEMENT. This Agreement, the Application and ACH Authorization constitute the entire understanding between the Parties in connection with the subject matter hereof and supersedes all prior and contemporaneous agreements, understanding, negotiations, and discussions, whether oral or written, of the Parties with respect to the subject matter hereof, and there are no warranties, representations and/or agreements among the Parties in conjunction with the subject matter hereof except as set forth in this Agreement and the Application. The Parties may change any of the terms of this Agreement or amend this Agreement but any such changes or amendments shall not be effective unless they are in writing, agreed to by both Parties, and signed by Borrower and/or Guarantor(s) as applicable. If any of the provisions of this Agreement are determined to be invalid, illegal or unenforceable in any respect, the remaining provisions shall not be affected in any manner. All Parties hereby acknowledge having the full power and authority to enter into and perform the obligations under this Agreement. Borrower and Guarantor(s) agree to execute such further and additional documents, instruments, and writings as may be necessary, proper, required, desirable, or convenient for the purpose of fully effectuating the terms and provisions of this Agreement. Paragraphs 23, 29, 30, 31, 32, 33, 38 and 39 shall survive any termination, satisfaction or cancellation of this Agreement.

40. AFFILIATES. Borrower and Guarantor(s) agrees that Lender may share all information it obtains from Borrower and Guarantor with Lender’s affiliates for purposes of underwriting, funding, collecting, servicing and enforcing this Agreement. Additionally, Borrower acknowledges and agrees that Lender may use its affiliates to service or collect the Loan or to sue for Events of Default and to enforce any of Lender’s rights under this Agreement.

41. COUNTERPARTS; FAX SIGNATURES. This Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. For purposes of the execution of this Agreement, fax and electronic signatures shall be treated in all respects as original signatures.

42. ACH AUTHORIZATION. Borrower hereby authorizes Lender or its designated successor or assign to withdraw any amount now due or hereinafter due according to this Agreement entered into between Borrower and Lender by initiating debit entries to Borrower’s Designated Checking Account (as defined in the accompanying ACH Authorization which is incorporated into and made a part of this Agreement), or such other account as Borrower may from time to time use. In the event of default of Borrower’s obligations under this Agreement Borrower authorizes debit of Borrower's account for the full amount due. Further, Borrower authorizes Borrower’s bank to accept and to charge any debit entries initiated by Lender to Borrower's account. In the event that Lender withdraws erroneously from Borrower’s account, Borrower authorizes Lender to credit the account for the amount erroneously withdrawn. Borrower understands that this ACH authorization is a fundamental condition to induce Lender to enter into the transaction. Consequently, such authorization is intended to be irrevocable. In the event that Borrower terminates this ACH authorization, Lender, in its sole discretion, may deem such termination to be a breach of this Agreement.

By signing below, Borrower agrees Lender shall be permitted to collect payments required under this Agreement by initiating ACH debit entries to the Designated Checking Account(s) in the amounts and on the days provided above. Borrower authorizes Lender to increase the amount of any scheduled ACH debit entry by the amount of any previously scheduled payment(s) that was not paid as provided in the payment schedule and any unpaid Returned Payment Charges. This authorization is to remain in full force and effect until Lender has been paid in full.

By signing below, Borrower attests that all Designated Checking Accounts were established for business purposes and not for personal, family or household purposes. Lender is not responsible for any fees charged by Borrower’s bank as the result of credits or debits initiated under this Agreement.

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43. GUARANTY. By signing this Agreement as Guarantor, the Guarantor(s) hereby guarantees, jointly and severally, all obligations of the Borrower arising under this Agreement. This guarantee is unlimited, absolute and without condition, and is binding upon each Guarantor, the Guarantor’s heirs, legal representatives, successors and assigns. THIS GUARANTY IS A GUARANTY OF PAYMENT AND IS IN NO WAY CONDITIONED OR CONTINGENT UPON ANY ATTEMPT TO COLLECT FROM THE BORROWER OR TO REALIZE UPON ANY PROPERTY SUBJECT TO THE LIEN OF, OR SECURITY INTEREST UNDER, THE LOAN AGREEMENT, OR ANY OTHER SECURITY GIVEN FOR THE GUARANTEED OBLIGATIONS. This Guaranty is given to induce Lender to make the loan that is the subject of this Agreement and Guarantor(s) understands and agrees that Lender would not make such Loan without this Guaranty. Guarantor further agrees that in the event the Lender incurs any expenses in the enforcement of this Guaranty, whether legal action be instituted or not, the Lender shall be entitled to collect from the Guarantor, and the Guarantor hereby agrees that they shall pay to the Lender, its successors and assigns, all such expenses, including reasonable attorneys' fees, and the Guarantor shall be obligated to pay same immediately upon demand of payment therefore by the Lender. The Guarantors to this Agreement are hereby notified that a negative credit report reflecting on his/her credit record may be submitted to a credit reporting agency if the terms of this Agreement are breached. Each Guarantor acknowledges receiving a copy of this Agreement and having read the terms of this Agreement, including, without limitation, the guarantee set forth in this paragraph, and the Guarantor’s signature below shall serve as confirmation that the Guarantor understands all terms and conditions of this Agreement.

The parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year written below, intending this to be a document under seal.

[Signatures on following page]

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EACH PARTY ACKNOWLEDGES THAT THEY HAVE READ AND AGREE TO ALL OF THE FOREGOING TERMS AND CONDITIONS, INCLUDING THE ARBITRATION PROVISION IN PARAGRAPH 32. EACH PARTY ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT IS SIGNED UNDER SEAL.

Borrower:			Guarantor:

By:	/s/ Christopher Carney	(seal)	By:	/s/ Christopher Carney	(seal)

Print Name:	Christopher Carney		Print Name:	Christopher Carney

Title:	Owner		Date:	3/9/2022

Date:	3/9/2022

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